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                                                                    Exhibit 99.2



FOR IMMEDIATE RELEASE

Media Contact:                              Investor Contact:
Linda Finnerty                              Kevin Zuccala
DLJdirect Inc.                              Donaldson, Lufkin & Jenrette
201.308.3187                                212.892.4693
                                            ir@dlj.com


                     DLJdirect REPORTS RECORD FIRST QUARTER
                           EARNINGS OF $0.13 PER SHARE

            - FIRST QUARTER REVENUES UP 142 PERCENT OVER PRIOR YEAR -


JERSEY CITY, N.J. - APRIL 18, 2000 - DLJdirect (NYSE: DIR), the online brokerage service of Donaldson, Lufkin & Jenrette, Inc. (NYSE: DLJ), today reported record revenues of $114.7 million for the first quarter of 2000, a 142 percent increase over the $47.4 million in revenues reported for the comparable period a year ago, and 50 percent over the $76.7 million for the fourth quarter of 1999. DLJdirect also reported net income of $13.6 million, or $0.13 per share (diluted), for the first quarter of 2000. This represented a $6.4 million or 90 percent increase over the $7.2 million or $0.07 per share (pro forma diluted) for the first quarter of 1999, and a $15.6 million increase over the net loss of $2.0 million or $0.02 per share (diluted), for the fourth quarter of 1999.

         "First quarter 2000 results set records of significant new proportions for DLJdirect," said Blake Darcy, Chief Executive Officer. "Quarterly revenues came in just shy of full year 1998 revenues and our first quarter pre-tax profit of $25.5 million was 42 percent higher than pre-tax profits in any full year of our twelve-year history. Global customer assets reached a record $29.4 billion, with average assets per active account increasing to $69,000, up from $63,000 at year-end 1999. We added over 82,000 new active accounts worldwide this quarter, twice as many as last quarter, at

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an average global acquisition cost of $245 per account." As of March 31, 2000,
DLJdirect had 429,000 total active accounts.

         Commissions reached $74.5 million in the first quarter, up 133 percent over the comparable period one year ago and 68 percent over the fourth quarter of 1999. Fee income more than doubled over the first quarter of 1999 to $18.7 million. iNautix Technologies Inc., DLJdirect's technology subsidiary, continued to increase its contribution to fee income by posting record quarterly fees of $8.4 million, up 100 percent from one year ago and 13 percent over the fourth quarter of 1999. iNautix designs, develops, and hosts global e-commerce solutions, and its products are now being used by more than 80 financial services firms.

         Net interest increased three-fold year-over-year and 33 percent sequentially as DLJdirect's strategy to focus on high-net-worth individuals resulted in increased margin activity. Underwriting revenues declined slightly from the record set in the fourth quarter of 1999 to $3.1 million. DLJdirect served as co-manager for $1.5 billion of IPO offerings during the quarter, and was the number two on-line distributor of IPOs for the first quarter, according to Securities Data Corporation. THE STREET.COM ranked DLJdirect number one for IPO availability.

         RECORD TRADING VOLUMES

         DLJdirect executed a record 2.8 million trades domestically during the first quarter, one million more than in the prior quarter. On a worldwide basis, average daily trades were 50,300, a 65 percent increase over the previous record volume set in the fourth quarter of 1999. "With record setting volume and market volatility this quarter, our systems were certainly pressure tested," said Glenn Tongue, President of DLJdirect. "Even with these extraordinary activity levels, I am proud to report that we continue to receive the highest rankings awarded by independent third parties for the quality of our systems and services in each of our local markets."

          Blake Darcy added, "We realize that our continued success is based on the reliability of our systems and our ability to provide superior service to our clients. To that end, we recently completed the installation of a new, fully redundant data center and are opening a new Investor Service Center in Sandy City, Utah - our fourth in the

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U.S. Hiring and training have already begun for this facility, which will open later this year and ultimately accommodate 1,000 additional Investor Service Representatives."

         RECORD INTERNATIONAL RESULTS

         The international component of DLJdirect's business experienced significant growth milestones during the first quarter as well, with international activities representing 12 percent of total trades, 9 percent of active accounts, and 8 percent of client assets. DLJdirect SFG Securities Inc., which began operations in Japan in June 1999, added 13,000 active accounts during the first quarter of 2000, a 44 percent increase over the 9,000 accounts added last quarter, nearly doubling the total number of active accounts in Japan to 27,000. DLJdirect SFG continued to add to its product and service offerings with PC voice-recognition capabilities, allowing investors to trade securities by speaking into their computers. In addition, DLJdirect Village, the first Internet brokerage branch office in Japan, opened on February 29th. Japanese investors have access to local as well as U.S. stock markets through DLJdirect SFG.

         DLJdirect UK more than tripled its account base during the first quarter of 2000, adding 9,000 active new accounts, for a total active account base of 13,000 after only six months of operation. DLJdirect UK, which offers access to local and U.S. stock markets, continues to add new products to its offerings and recently introduced ISA accounts to UK investors. ISAs, which are similar to U.S. Individual Retirement Accounts, offer investors an opportunity to shelter their investment profits from capital gains taxes.

         During the first quarter, DLJdirect announced an agreement with Hong Kong-based Hutchison Whampoa Limited of Hong Kong to form a new company to distribute DLJdirect's online brokerage services to countries throughout Asia. The new company, DLJ Hutchison direct Limited, will service investors in Hong Kong, mainland China, Thailand, Singapore, Malaysia, the Philippines, Taiwan, and Indonesia. A second joint venture was announced during the first quarter with Capital Union E.C. and Webtrade EVentures Ltd. The company formed as a result of that initiative, DLJdirect-EUnion, commenced operations on April 15th, providing online

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discount brokerage services to investors in 14 countries in the Middle East and
North Africa.

         AWARDS AND ACCOLADES

         DLJdirect received four stars, the highest rating awarded, in BARRON'S fifth annual review of online brokers. Measurements included execution, ease of use, reliability, commissions, and range of offerings. DLJdirect was again named "Best of the Web" in the Spring 2000 special Internet issue of FORBES magazine, and in THESTREET.COM Readers' Online Brokers Survey 2000, DLJdirect received number one rankings for reliability, real-time market and company news, IPO availability, bond and options trading, and e-mail alerts.

         DLJdirect's proprietary investment management and online trading software, DLJdirect MarketSpeedTM 3.0, was awarded "E-Commerce Software - Best Product" and "Online Brokerage Service - Best Product" by the Software & Information Industry Association at the 2000 Codie Awards ceremony honoring excellence for software and information products and services. The DLJdirect Web site continued to earn top rankings in the Keynote Web Broker Trading Index for average response time and success rate for standard stock-order transactions.

         In addition to its U.S. awards, DLJdirect has also achieved accolades for its international platforms. KABUKO, a Japanese Web site that ranks online brokerages and other service providers, rated DLJdirect SFG the best online broker in Japan. DLJdirect UK received top-rated online broker and Web site awards from FIND.CO.UK, the leading directory for UK financial services, INVESTORS CHRONICLE, and the MONEYWISE 2000 GUIDE TO ONLINE BROKING.

         ABOUT DLJdirect

         DLJdirect is one of the world's premier online brokerage firms. Established in 1988, DLJdirect offers a diversified range of investment products and services to sophisticated, self-directed investors. As of March 31, 2000, DLJdirect had more than 930,000 worldwide customer accounts representing $29.4 billion in assets. Headquartered in Jersey City, N.J., with offices in Parsippany, N.J., Charlotte, N.C., London, Tokyo, Hong Kong, and Dubai, DLJdirect employs more than 1,000 people.

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DLJdirect common stock trades on the New York Stock Exchange under the ticker symbol "DIR." For more information on DLJdirect, visit the company's Web site at www.DLJdirect.com.

         Donaldson, Lufkin & Jenrette (DLJ) is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 10,600 people worldwide and maintains offices in 13 cities in the United States and 16 cities in Europe, Latin America and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's Web site at www.DLJ.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172.

                                  Tables Follow

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                                    DLJdirect
                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)

                                                ------------------------------------------------
                                                     QUARTER ENDED
                                                        MARCH 31,             2000 VS. 1999
                                                   2000        1999          $              %
                                                ------------------------------------------------
Revenues:
  Commissions                                   $  74,539    $  32,054   $  42,485        132.5%
  Underwritings                                     3,088          427       2,661        623.2%
  Fees                                             18,707        9,169       9,538        104.0%
  Interest                                         18,394        5,705      12,689        222.4%
                                                ---------    ---------   ---------        -----
      Total revenues                              114,728       47,355      67,373        142.3%
                                                ---------    ---------   ---------        -----

Costs and expenses:
  Compensation and benefits                        27,171       10,683      16,488        154.3%
  Interest                                            515          153         362        236.6%
  Brokerage, clearing, exchange
    fees, and other                                18,600        8,854       9,746        110.1%
  Advertising                                      18,070        6,101      11,969        196.2%
  Occupancy and related costs                       2,390          542       1,848        341.0%
  Communications and technology                    10,101        5,394       4,707         87.3%
  Other operating expenses                         12,412        4,367       8,045        184.2%
                                                ---------    ---------   ---------        -----

    Total costs and expenses                       89,259       36,094      53,165        147.3%
                                                ---------    ---------   ---------        -----

Income before income tax provision and equity
in net loss of joint venture                       25,469       11,261      14,208        126.2%
                                                ---------    ---------   ---------        -----

Income tax provision                               10,650        4,088       6,562        160.5%

Equity in net loss of joint venture (2)            (1,205)          --      (1,205)          N/M
                                                ---------    ---------   ---------        -----
Net income                                      $  13,614    $   7,173   $   6,441         89.8%
                                                =========    =========   =========         ====

Earnings per share (3):
   Basic                                        $    0.13    $    0.07   $    0.06         85.7%
   Diluted                                      $    0.13    $    0.07   $    0.06         85.7%
                                                =========    =========   =========         ====
Weighted average notional and outstanding
shares:
   Basic                                          102,650      102,650           0           N/M
   Diluted                                        102,732      102,650          82           N/M
                                                =========    =========   =========         ====
Earnings attributable to:
   DLJ Retained Interest                        $  11,177    $   7,173   $   4,004         55.8%
   DLJdirect Tracking Stock (1)                     2,437           --       2,437           N/M
                                                =========    =========   =========         ====
Tracking Stock earnings per share (3):
   Basic                                        $    0.13
   Diluted                                      $    0.13
                                                =========
Tracking Stock weighted average common
shares:
   Basic                                           18,400
   Diluted                                         18,482
                                                =========

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

                                    DLJdirect
                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)

                                                        -------------
                                                        QUARTER ENDED
                                                           MARCH 31,
                                                             2000
                                                        -------------
BALANCE SHEET DATA AT END OF PERIOD:
  Total allocated equity                                $    245,370
                                                        ============
  Common shares at end of period:
     DLJ Retained Interest (Notional)                         84,250
     DLJdirect Tracking Stock Outstanding                     18,400
                                                        ============

OTHER FINANCIAL DATA AT END OF PERIOD:
  Return on average common stockholders'
     equity (4)                                                23.0%
                                                        ============

(1) DLJdirect Common Stock tracks the separate performance of DLJ Inc.'s existing online discount brokerage and related investment services business for periods subsequent to the date of the offering ("Tracking Stock"). On May 28, 1999 ("the closing date"), DLJ Inc. issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

       As a result of the offering, DLJ Inc. has a retained interest of 82.1% in DLJdirect represented by 84.3 million notional shares. The 18.4 million shares of Tracking Stock reflect the 17.9% owned by the public. Prior to the offering, DLJ Inc. had a 100% interest in the earnings of DLJdirect.

(2) DLJdirect has a 50% interest in a joint venture with a Japanese bank which amount is included in equity from net loss of joint venture in the statement of operations.

(3) Earnings per share amounts have been calculated by dividing net income by the weighted average notional and outstanding tracking shares. For periods prior to the quarter ended September 30, 1999, these amounts are pro forma as if the issuance of the Tracking Stock occurred at the beginning of 1998. Earnings per share amounts for the quarter ended March 31, 2000 are calculated based on actual results. The notional shares represent DLJ's 82.1% retained interest in DLJdirect. Prior to the offering, DLJ Inc. had a 100% interest in the earnings of DLJdirect. These pro forma amounts are presented for comparative purposes only.

       Tracking Stock earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding. Earnings per share for periods prior to the closing date are not presented as such amounts are not meaningful.

(4) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to Tracking Stock.


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